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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into the Company's previously filed registration statements on Form S-8, Registration No. 33-75254; Form S-8, Registration No. 33-75252; Form S-8, Registration No. 33-92656; Form S-8, Registration No. 333-01978; Form S-8, Registration No. 333-34839; Form S-8, Registration No. 333-34837; Form S-8, Registration No. 333-81521; Form S-8, Registration No. 333-81523; Form S-8, Registration No. 333-89405; Form S-8, Registration No. 333-64410 and Form S-8, Registration No. 333-64412, relating to the Company's 1992 Employee Stock Option Plan, 1992 Director Stock Option Plan, First Amendment to the Employee Plan, Second Amendment to the Employee Plan, Third Amendment to the Employee Plan, Fourth Amendment to the Employee Plan, Fifth Amendment to the Employee Plan, First Amendment to the Director Plan, Second Amendment to the Director Plan, Third Amendment to the Director Plan and the Black Box Corporation 1999 Employee Stock Plan, Form S-3, Registration No. 333-48421, Form S-4, Registration No. 333-52937, Form S-4, Registration No. 333-77343, Form S-4, Registration No. 333-43752 and Form S-4 Registration No. 333-64656.



/s/ Arthur Andersen LLP



Pittsburgh, Pennsylvania
May 17, 2002